Exhibit 10.3
PURCHASE AND SALE AGREEMENT
     This Purchase and Sale Agreement (“Agreement”) dated May ___, 2007 is by and between Chateau Energy, Inc., a Texas corporation (“Seller”) and GreenHunter Energy, Inc., a Delaware corporation (“Buyer”).
     WHEREAS, Seller owns that certain Power Purchase Agreement, attached hereto as Exhibit A (the “PPA”) with Southern California Edison (“SCE”) which contains the right to sell renewable energy to SCE;
     WHEREAS, Buyer desires to purchase this PPA from Seller and acquire these contractual rights; and
     WHEREAS, contemporaneously with the execution of this Agreement, Seller and Buyer will enter into an Investor Rights Agreement (the “Investor Rights Agreement”) setting forth certain rights and obligations of the parties with respect to the issuance of the Shares (defined below) to be issued by the Buyer to the Seller under this Agreement;
     NOW, THEREFORE, the parties agree as hereinafter set forth:
     1. Property to be Sold and Purchased. Seller agrees to sell, and Buyer agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and provisions herein contained, all rights, titles, and interests of Seller in and to the PPA;
     2. Purchase Price. Buyer shall pay Seller for assignment of the PPA, Two Million & Five Hundred Thousand Dollars ($2,500,000), which consideration shall be paid by delivering to the Seller 500,000 shares of common stock, par value $.001 per share (the “Shares”), of the Buyer (the “Purchase Price”).
     3. Representations and Warranties of Seller. Seller represents and warrants to the Buyer as follows:
          (a) Status and Authority. Seller is a corporation duly organized, legally existing, and in good standing under the laws of the State of Texas and is qualified to do business and in good standing in the State of California.
          (b) Due Authorization. Seller has all necessary power to enter into and perform its obligations under this Agreement and the Investor Rights Agreement in accordance with its terms and to sell the PPA to the Buyer. This Agreement is Seller’s valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles.
          (c) Approvals. The execution and delivery of this Agreement and the Investor Rights Agreement do not, and the consummation of the transactions contemplated hereby will not (a) conflict with or violate any provisions of the articles or certificate of incorporation or bylaws of the Seller, (b) conflict with or violate any provisions of, or result in the default under, the PPA, or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Seller or to the PPA.
          (d) No Litigation. There are no pending suits, actions, claims, investigations, inquiries, proceedings, or demands in which Seller is a party (or to the best of Seller’s knowledge, which have been threatened to be instituted against Seller) which affect the PPA (including, without limitation, any actions challenging or pertaining to Seller’s title to the PPA), or the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (e) PPA. The PPA is a valid and legally enforceable document and is binding on both the Seller and SCE in accordance with its terms and that Seller is currently not in default under any of the terms thereof.
          (f) No Public Sale or Distribution. Buyer is acquiring the Shares for investment purposes, as principal for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “1933 Act”); provided, however, that by making the representations herein, Buyer does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Buyer is acquiring the Shares hereunder in the ordinary course of its business. Buyer does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.
          (g) Accredited Investor Status. At the time Buyer was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act (“Regulation D”). Buyer is not a registered broker-dealer under Section 15 of the 1934 Act.
          (h) Experience of Buyer. Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Buyer is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.
          (i) Reliance on Exemptions. Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.
          (j) Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained herein. Buyer understands that its investment in the Shares involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.
          (k) No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.
          (l) Transfer or Resale. Buyer understands that: (i) the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) sold, assigned or transferred pursuant to an exemption from such registration, provided that upon the request of the Company, Buyer delivers to the Company an opinion of counsel, in a form reasonably acceptable to the Company, confirming the availability of such exemption, or (C) Buyer provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
          (m) Legends. Buyer understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
THE SHARES BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (A) REGISTERED UNDER AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT UPON THE REQUEST OF THE COMPANY THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION OR (II) UNLESS SOLD

PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.
          The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Shares are registered for resale under the 1933 Act , or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale or transfer of the Shares may be made without registration under the applicable requirements of the 1933 Act, or (iii) following a sale of transfer of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), or (iv) while such Securities are eligible for sale under Rule 144(k).
          (n) Disclosure. There is no fact, which the Seller has not disclosed to the Buyer in writing, which materially adversely affects, or insofar as the Seller can reasonably foresee could materially adversely affect, the assets, business, properties, operations, prospects or financial condition of the Seller or the ability of the Seller to perform its obligations under this Agreement, the Investor Rights Agreement or any document contemplated hereby or thereby.
     4. Representations of Buyer. Buyer represents to Seller that:
          (a) Status and Authority. Buyer is a Delaware corporation, duly organized, legally existing, and in good standing under the laws of its state of organization.
          (b) Due Authorization. Buyer has all necessary power to enter into and perform its obligations under this Agreement and the Investor Rights Agreement in accordance with its terms and to buy the PPA from the Seller. This Agreement is Buyer’s valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles. The Shares, when issued, will be duly authorized by the Buyer and validly issued and will be fully paid and nonassessable.
          (c) Approvals. The execution and delivery of this Agreement and the Investor Rights Agreement do not, and the consummation of the transactions contemplated hereby will not (a) conflict with or violate any provisions of the articles or certificate of incorporation or bylaws of the Buyer, (b) conflict with or violate any provisions of, or result in the default under any agreement to which the Buyer is party, or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Buyer or to the PPA.
          (d) No Litigation. There are no pending suits, actions, or other proceedings or governmental investigations pending or, to the Buyer’s knowledge, threatened against or relating to the transactions contemplated herein.
          (e) Financial Statements. Buyer has attached to this Agreement true and complete copies of the Buyer’s audited financial statements for the Buyer’s first fiscal year or the period of its existence, if less than one fiscal year, together with interim, unaudited financial statements for the partial year ended March 31, 2007, and internally prepared supplemental notes concerning the status of the Buyer’s assets and liabilities as of March 31, 2007. The Buyer’s financial statements and other books and records of account accurately reflect all of the assets, liabilities, transactions and results of operations of the Buyer, and the financial statements have been prepared in accordance with generally accepted accounting principles maintained and applied on a consistent basis throughout the indicated periods, and fairly present the financial condition and results of operation of the Buyer at the dates and for the relevant periods indicated.
          (f) Capitalization. As of the time of Closing, the authorized capital stock of the Buyer consists of 90,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. All currently outstanding shares of capital stock of the Buyer have the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation of the Buyer. All currently outstanding shares of Capital Stock have been duly authorized and validly issued, are fully paid and non-assessable, and have been issued in compliance with applicable securities laws.
          (g) Taxes. Except as set forth in Schedule 4(h) to this Agreement, the Buyer has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross import duties, whether or not measured in whole or in part by net income (hereinafter “Taxes” or individually a “Tax”, which have come due and are required to be paid by it through Closing, and deficiencies or other additions to Tax, interest and penalties owed by it in connection with taxes.
          (h) Investment Company. The Buyer is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (i) Disclosure. There is no fact, which the Buyer has not disclosed to the Seller in writing, which materially adversely affects, or insofar as the Buyer can reasonably foresee could materially adversely affect, the assets, business, properties, operations, prospects or financial condition of the Buyer or the ability of the Buyer to perform its obligations under this Agreement, the Investor Rights Agreement or any document contemplated hereby or thereby.
     5. Conditions Precedent to the Obligations of Buyer. The obligations of Buyer under this Agreement are subject to each of the following conditions being met. Notwithstanding anything to the contrary contained herein, Buyer shall have the right to waive all or any part of each condition, which is solely for Buyer’s benefit.
          (a) Representations True and Correct. Each and every representation of Seller under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by Buyer.
          (b) Compliance with Covenants and Agreements. Seller shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Buyer) each and every covenant and agreement required by this Agreement to be performed or complied with by Seller prior to or at the Closing.
          (c) Litigation. No suit action, or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain material damages of other material relief in connection with the consummation of the transactions contemplated by this Agreement.

          (d) Consent of SCE. Pursuant to the PPA, Seller must obtain the consent of SCE to the assignment of the PPA from Seller to Buyer. The form of consent is attached as Exhibit B.
          If any such condition on the obligations of Buyer under this Agreement is not met as of the Closing Date, and Buyer is not in breach of its obligations hereunder in the absence of Seller being in material breach of its obligations hereunder, this Agreement may, at the option of Buyer, be terminated. In the event such a termination occurs, the parties shall have no further obligations to one another hereunder.
     6. Conditions Precedent to the Obligations of Seller. The obligations of Seller under this Agreement are subject to each of the following conditions being met. Notwithstanding anything to the contrary contained herein, Seller shall have the right to waive all or any part of each condition, which is solely for Seller’s benefit.
          (a) Representations True and Correct. Each and every representation of Buyer under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by Seller.
          (b) Compliance with Covenants and Agreements. Buyer shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Seller) each and every covenant and agreement required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
          (c) Litigation. No suit, action, or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain material damages or other material relief in connection with the consummation of the transactions contemplated by this Agreement.
     If any such condition on the obligations of Seller under this Agreement is not met as of the Closing Date, and Seller is not in breach of its obligations hereunder in the absence of Buyer being in material breach of its obligations hereunder, this Agreement may, at the option of Seller, be terminated. In the event such a termination occurs. The parties shall have no further obligations to one another hereunder.
     7. Closing. The closing (“Closing”) of the transaction contemplated hereby shall take place on the earlier of five (5) days after all conditions precedent of Seller contained in Section 6 and all the conditions precedent of Buyer contained in Section 5 have been satisfied or waived or May 14, 2007, on or before 4:00 p.m., CDT, (“Closing Date”) with the further completion of all required actions of the following:
          (a) Delivery of PPA and Bill of Sale. Seller shall execute, acknowledge, and deliver to Buyer the PPA and Bill of Sale (the form of Bill and Sale is attached hereto as Exhibit C), effective upon the (“Effective Date”).

          (b) Delivery of SCE consent. Buyer shall have delivered to the Seller SCE’s consent to the assignment of the PPA as required by Section 5 (d).
          (c) Delivery of the Shares. Buyer shall have delivered to the Seller the Shares.
     8. Buyer’s Assumption and Indemnification. Buyer shall, on the date of Closing, agree (and, upon the delivery to Buyer of the PPA and Bill of Sale, shall be deemed to have agreed), (a) to assume, and to timely pay and perform, all duties, obligations, and liabilities relating to the PPA on and after the Closing Date, and (b) to indemnify and hold Seller, and Seller’s affiliates, and the respective directors, officers, employees, attorneys, and agents of Seller, and such affiliates, harmless from and against any and all claim, actions, causes of action, liabilities, damages, losses, costs, or expenses (including, without limitation, court costs and reasonable attorneys’ fees), of any kind or character, arising out of or otherwise relating to (i) the PPA on and after the Closing Date, or (ii) the breach of any representations of Buyer contained herein.
     9. Seller’s Assumption and Indemnification. Seller shall, on the date of Closing agree (and, upon the delivery to Buyer of the PPA and Bill of Sale, shall be deemed to have agreed), (a) to continue to be responsible for, and to timely pay and perform, all duties, obligations, and liabilities relating to the PPA before the Closing Date, and (b) to indemnify and hold Buyer, and Buyer’s affiliates, and the respective directors, officers, employees, attorneys, and agents of Buyer, and such affiliates, harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs, or expenses (including, without limitation, court costs and reasonable attorneys’ fees), of any kind or character, arising out of or otherwise relating to (i) the PPA before the Closing Date, or (ii) the breach of any representations of Seller contained herein.
     10. Notices. All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service which provides a receipt, by facsimile equipment (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses (or in the case of facsimile, facsimile number):
If to the Seller:
Chateau Energy, Inc.
Attention: Dana M. Dutcher
10440 N. Central Expressway, Suite 1475
Dallas, Texas 75231
Telephone: 214-891-3360
Facsimile: 214-891-3366
If to the Buyer:
GreenHunter Energy, Inc.
Attn: Michael K. Studer

3129 Bass Pro Drive
Grapevine, Texas 76051
Telephone: 469-293-4397
Facsimile: 972-550-7464
and shall be considered delivered on the date of receipt. Either the Buyer or Seller (or the party shown “with copy to”) may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other parties, in the manner provided in this section, at least ten days prior to the effective date of such change of address.
     11. Survival of Provisions. Certain Limitation on Liabilities. All representations and warranties made herein by Buyer and Seller shall be continuing and shall be true and correct on and as of the date of Closing with the same force and effect as if made at that time (and shall inure to the benefit of the respective successors and assigns of Buyer and Seller), and all of such representations and warranties shall survive the Closing and the delivery of the PPA and Bill of Sale. Notwithstanding anything herein which may appear to the contrary, neither party shall have any obligations with respect to this Agreement or the transaction contemplated hereby for any special, consequential, or punitive damages.
     12. Miscellaneous Matters.
          (a) Further Assurances. After the Closing, Seller and Buyer each agree that it shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, transfers, and other documents, and do such other and further acts and things, as may be reasonably necessary to more fully and effectively grant, convey, and assign the Property to Buyer and to otherwise carry out the transaction contemplated hereby.
          (b) Parties Bear Own Expenses. No Sales Taxes. Each party shall bear and pay all expenses (including, without limitation, legal fees) incurred by it in connection with the transaction contemplated by this Agreement except as expressly provided in this Agreement. No sales, transfer, or similar tax will be collected at Closing from Buyer in connection with this transaction. If, however, this transaction is later deemed to be subject to sales, transfer, or similar tax, for any reason, Seller agrees to be solely responsible therefor.
          (c) Entire Agreement. Amendments and Waivers. Time of Essence. This Agreement and the Investor Rights Agreement contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter. This Agreement may be amended, modified, supplemented, restated, or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, supplement, restatement, or discharge (or waiver) is sought. Time is of the essence in this Agreement.
          (d) Choice of Law. Without regard to principles of conflicts of law, this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be performed entirely within such state and the laws of the United States of America.

          (e) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, devisees, personal representatives, successors, and assigns.
          (f) Counterpart Execution. This Agreement may be executed in counterparts, all of which are identical, and all of which constitute one and the same original instrument. It shall not be necessary for Buyer and Seller to sign the same counterpart. This Agreement may be executed via fax and the faxed copies shall be binding as if originals.
     IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

SELLER:	BUYER:

CHATEAU ENERGY, INC.	GREENHUNTER ENERGY, INC.

By:	By:

Name:	Name:

Its:	Its: